Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-272063) on Form S-8 of our report dated March 15, 2024, with respect to the consolidated financial statements of Southern California Bancorp. appearing in this Annual Report on Form 10-K.

/s/ Eide Bailly LLP
Laguna Hills, California
March 15, 2024